EXHIBIT 99
 NEWS RELEASE

CONTACT:  Thor Erickson -- Investor Relations (770) 989-3110

Laura Asman - Media Relations  (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS FIRST-QUARTER 2007 RESULTS

•	CCE reports EPS of 3 cents; excluding the impact of restructuring costs and other items affecting comparability, EPS was 9 cents, even with prior year.

•
North American marketplace conditions remain challenging due to significant cost of goods increases, market impact of necessary pricing actions; Europe continues to generate improving results through balanced volume and pricing growth.

•	CCE affirms full-year financial outlook, with EPS down 5 percent to 10 percent from year ago levels, excluding items affecting comparability.

ATLANTA, April 26, 2007 - Coca-Cola Enterprises (NYSE: CCE) today reported first-quarter 2007 net income of $15 million, or 3 cents per diluted share. After adjusting for items affecting comparability, including restructuring charges and a loss on equity securities, net income totaled $43 million, or 9 cents per diluted share. The following table reconciles reported and comparable earnings per share:

	First Quarter
	2007	2006
Reported (GAAP)	$0.03	$0.03
Restructuring Charges	0.04	0.06
Loss on Equity Securities	0.02	-
Comparable Diluted Net Income Per Share (a)	$0.09	$0.09
(a)This non-GAAP financial measure is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

First quarter results reflect the impact of ongoing operating expense controls, cost of sales increases in North America, higher North American pricing, and continued European operating improvement. These factors contributed to a modest 1 percent increase in consolidated comparable operating income. On a segment basis, comparable North American operating income declined 14 percent, while comparable European operating income rose 25 percent. Pages 9 through 11 of this release provide a reconciliation of reported and comparable operating results.

“We are encouraged by our first quarter results, though we will continue to face significant business headwinds for the balance of the year,” said John F. Brock, president and chief executive officer. “Going forward, we will focus on improving topline trends in North America, while continuing to control operating costs, and ensuring ongoing growth in Europe in order to reach our full-year 2007 financial targets.
“We have made important progress in several key areas despite the challenging market conditions we face,” said Mr. Brock. “First, we are executing well against solid brand and marketing plans, including an aggressive schedule of product initiatives, such as Diet Coke Plus, Vault Red Blitz, and the expansion of Coca-Cola Zero in Europe.
“Second, we are on-target with the progress of our restructuring program, which will enhance operating consistency and efficiency, provide improved customer service, and allow us to reach our operating expense savings targets through the remainder of the year,” Mr. Brock said. “Each of these efforts supplement our continued execution against our long-term business plan, which centers on three strategic priorities:

•	“Growing the value of our existing brands and expanding our product portfolio;
•	“Transforming our go-to-market model and maximizing efficiency and effectiveness; and
•	“Attracting and retaining a highly talented workforce with a winning, inclusive culture.

“By executing against these objectives and each of our 2007 initiatives, we will maximize our performance in spite of the challenges of this year, and create the operating improvements and momentum necessary for renewed growth beginning in 2008.”

In the first quarter, operating metrics were in line with management’s expectations. Consolidated physical case bottle and can volume declined 2 percent, while consolidated net revenue per case was up 4 percent. Cost of sales per case grew 6½ percent and comparable operating expenses grew 2 percent. Pricing and cost of sales growth statistics exclude the effects of currency translations.

Higher prices for aluminum and increased sweetener costs drove cost of sales per case in North America up 7½ percent in the first quarter. Net pricing per case grew 4 percent, reflecting the benefit of price increases last fall and in the first quarter. Volume in North America declined 4 percent in the first quarter, reflecting price increases and weak category performance for regular sparkling beverages. North America achieved continued strong growth in water, energy, and sports drinks.

Europe achieved a balance of pricing and volume growth, with net pricing per case growth of 3 percent and volume growth of 4 percent. Volume benefited from growth across all product categories and the continued execution of the three-cola strategy with the launch of Coca-Cola Zero in France and the Netherlands. Sales of Coca-Cola Zero in the first quarter accounted for 4 percent of total European volume. However, we continue to face challenges in the sparkling beverage category in Great Britain.
Full-Year 2007 Outlook
Management continues to expect full-year 2007 earnings per diluted share to decline 5 percent to 10 percent from comparable full-year 2006 results. The implementation of FIN 48, relating to the recognition of income tax contingencies, is not expected to have a significant impact on 2007 results. The company also expects continued strong free cash flow from operations less capital spending of more than $600 million, including cash restructuring expense. Capital spending will total approximately $1 billion. Our 2007 guidance is currency neutral.
CCE will host a conference call with analysts and investors today at 10:00 a.m. ET. The call can be accessed through the company’s website at www.cokecce.com.
Coca-Cola Enterprises Inc. is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottle for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.
Forward-Looking Statements
Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data

-more-

along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the risk factors found on pages 14 through 16 in the Form 10-K section of CCE’s 2006 Annual Report.

# # #

COCA-COLA ENTERPRISES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited; In Millions, Except Per Share Data)

	First Quarter
	2007(a)	2006(b)	Change
Net Operating Revenues	$ 4,567	$ 4,333	5%
Cost of Sales	2,795	2,596	8%
Gross Profit	1,772	1,737	2%
Selling, Delivery, and Administrative Expenses	1,581	1,561	1%
Operating Income	191	176	9%
Interest Expense, Net	156	152
Other Nonoperating Expense, Net	(14)	-
Income Before Income Taxes	21	24
Income Tax Expense	6	8
Net Income	$15	$16
Basic Weighted Average Common Shares Outstanding	478	473
Basic Net Income Per Share(c)	$0.03	$0.03
Diluted Weighted Average Common Shares Outstanding	483	479
Diluted Net Income Per Share(c)	$0.03	$0.03

(a) First-quarter 2007 net income includes net unfavorable items totaling $28 million, or 6 cents per diluted share. See page 9 of this earnings release for a list of these items.

(b) First-quarter 2006 net income includes net unfavorable items totaling $27 million, or 6 cents per diluted share. See page 9 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	March 30,	December 31,
	2007	2006
ASSETS
Current:
Cash and cash equivalents	$110	$184
Trade accounts receivable, net	2,130	2,089
Inventories	959	792
Current deferred income tax assets	217	230
Prepaid expenses and other current assets	404	401
Total Current Assets	3,820	3,696
Property, plant, and equipment, net	6,590	6,698
Goodwill	604	603
Franchise license intangible assets, net	11,487	11,452
Customer distribution rights and other
noncurrent assets, net	740	781
	$23,241	$23,230
LIABILITIES AND SHAREOWNERS’ EQUITY
Current:
Accounts payable and accrued expenses	$2,511	$2,732
Amounts payable to The Coca-Cola Company, net	281	218
Deferred cash receipts from The Coca-Cola Company	64	64
Current portion of debt	856	804
Total Current Liabilities	3,712	3,818
Debt, less current portion	9,395	9,218
Retirement and insurance programs and
other long-term obligations	1,374	1,423
Deferred cash receipts from The Coca-Cola Company,
less current	161	174
Long-term deferred income tax liabilities	4,059	4,057
Long-term amounts payable to The Coca-Cola Company, net	4	14
Shareowners’ equity	4,536	4,526
	$23,241	$23,230

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Millions)

	Three Months Ended
	March 30,	March 31,
	2007	2006
Cash Flows From Operating Activities
Net income	$15	$16
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	262	244
Loss on equity securities	14	-
Net change in customer distribution rights	3	14
Share-based compensation expense	12	17
Deferred funding income from The Coca-Cola Company, net of cash received	(13)	(27)
Deferred income tax expense	3	8
Pension expense (less) greater than retirement plan contributions	(72)	35
Net changes in assets and liabilities, net of acquisition amounts	(372)	(269)
Other changes, net	81	(50)
Net cash used in operating activities	(67)	(12)
Cash Flows From Investing Activities
Capital asset investments	(207)	(202)
Capital asset disposals	17	4
Acquisition of bottling operations, net of cash acquired	-	(102)
Other investing activities	(3)	-
Net cash used in investing activities	(193)	(300)
Cash Flows From Financing Activities
Increase in commercial paper, net	506	281
Issuances of debt	112	193
Payments on debt	(421)	(122)
Dividend payments on common stock	(29)	(28)
Exercise of employee share options	11	6
Other financing activities	6	2
Net cash derived from financing activities	185	332
Net effect of exchange rate changes on cash
and cash equivalents	1	(1)
Net Change In Cash and Cash Equivalents	(74)	19
Cash and Cash Equivalents at Beginning of Period	184	107
Cash and Cash Equivalents at End of Period	$110	$126

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

Reconciliation of Income(a)		First-Quarter 2007
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Loss on Equity Securities(b	)	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$4,567	$-	$-		$-	$4,567
Cost of Sales	2,795	-	-		-	2,795
Gross Profit	1,772	-	-		-	1,772
Selling, Delivery, and Administrative Expenses	1,581	(26)	-		-	1,555
Operating Income	191	26	-		-	217
Interest Expense, Net	156	-	-		-	156
Other Nonoperating Expense, Net	(14)	-	14		-	-
Income Before Income Taxes	21	26	14		-	61
Income Tax Expense	6	8	4		-	18
Net Income	$15	$18	$10		$-	$43
Diluted Net Income Per Share	$0.03	$0.04	$0.02		$-	$0.09

Reconciliation of Income(a)	First-Quarter 2006
		Items Impacting Comparability			Comparable (non-GAAP	)
	Reported (GAAP)	Restructuring Charges	Loss on Equity Securities	Net Tax Items
Net Operating Revenues	$4,333	$-	$-	$-	$4,333
Cost of Sales	2,596	-	-	-	2,596
Gross Profit	1,737	-	-	-	1,737
Selling, Delivery, and Administrative Expenses	1,561	(39)	-	-	1,522
Operating Income	176	39	-	-	215
Interest Expense, Net	152	-	-	-	152
Other Nonoperating Expense, Net	-	-	-	-	-
Income Before Income Taxes	24	39	-	-	63
Income Tax Expense	8	13	-	(1)	20
Net Income	$16	$26	$-	$1	$43
Diluted Net Income Per Share	$0.03	$0.06	$-	$-	$0.09

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.
Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b) Loss on equity securities is due to the write-off of Bravo! Foods warrants.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	First-Quarter 2007
		Items Impacting Comparability	Comparable (non-GAAP)
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges
North America	$173	$22	$195
Europe	131	1	132
Corporate	(113)	3	(110)
Operating Income	$191	$26	$217

	First-Quarter 2006
	Reported GAAP)	Items Impacting Comparability	Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Restructuring Charges
North America	$222	$4	$226
Europe	78	28	106
Corporate	(124)	7	(117)
Operating Income	$176	$39	$215

	First Quarter
Segment Revenue
	2007	2006
North America	$3,237	$3,195
Europe	1,330	1,138
Net Operating Revenues	$4,567	$4,333

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF NON-GAAP MEASURES

	First-Quarter 2007 Change Versus First-Quarter 2006

	North America	Europe	Consolidated
Net Revenues Per Case
Change in Net Revenues per Case	5.0%	12.5%	7.5%
Impact of Customer Marketing and Other
Promotional Adjustments	0.0%	1.0%	0.0%
Impact of Excluding Post Mix Sales, Agency Sales
and Other Revenue	(1.0)%	(0.5)%	(1.0)%
Bottle and Can Net Pricing Per Case(a)	4.0%	13.0%	6.5%
Impact of Currency Exchange Rate Changes	0.0%	(10.0)%	(2.5)%
Currency-Neutral Bottle and Can
Net Pricing per Case(b)	4.0%	3.0%	4.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	8.0%	12.0%	9.5%
Impact of Excluding Bottle and Can
Marketing Credits and Jumpstart Funding	1.0%	0.0%	1.0%
Impact of Excluding Post Mix Sales, Agency Sales
and Other Revenue	(1.5)%	0.0%	(1.0)%
Bottle and Can Cost of Sales Per Case(c)	7.5%	12.0%	9.5%
Impact of Currency Exchange Rate Changes	0.0%	(10.0)%	(3.0)%
Currency-Neutral Bottle and Can
Cost of Sales per Case(b)	7.5%	2.0%	6.5%

Physical Case Bottle and Can Volume
Change in Volume	(3.5)%	4.0%	(2.0)%
Impact of Acquisition	(0.5)%	0.0%	0.0%
Comparable Bottle and Can Volume(d)	(4.0)%	4.0%	(2.0)%

	First Quarter		Full-Year 2007
Reconciliation of Free Cash Flow(e)	2007	2006	Forecast
Net Cash From Operating Activities	$(67)	$(12)	$1, 500 (Approx.	)
Less: Capital Asset Investments	(207)	(202)	(950) (Approx.	)
Add: Capital Asset Disposals	17	4	50 (Approx.	)
Free Cash Flow	$(257)	$(210)	More Than $600

	March 30,	December 31,
Reconciliation of Net Debt(f)	2007	2006
Current Portion of Debt	$856	$804
Debt, Less Current Portion	9,395	9,218
Less: Cash and Cash Equivalents	(110)	(184)
Net Debt	$10,141	$9,838

(a)
The non-GAAP financial measure "Bottle and Can Net Pricing per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace.  The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 90 percent of our net revenue during the first-quarter 2007.

(b)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(c)
The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is used to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(d)	"Comparable Bottle and Can Volume" excludes the impact of acquisitions. The measure is used to analyze the performance of our business on a constant territory basis.

(e)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(f)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.